Acrongenomics Inc., signs a US$ 6.5 Million (£3.45 Million) Joint Development Agreement with Molecular Vision Ltd., to offer novel Point-Of-Care solutions through the unique BioLED technology.

GENEVA, Switzerland--(BUSINESS WIRE)—May 22, 2006—Acrongenomics, Inc. (OTCBB:AGNM) and Molecular Vision, Ltd. -- an Imperial Innovations spin-off company -- today announced a joint collaboration intended to accelerate the development and commercialization of low-cost, easy-to-use and readily portable Point-of-Care (POC) diagnostic devices for personalized medical testing that will greatly extend the tools available to the medical community.

The project outlined in the collaboration is intended to support the development of novel POC devices for on-the-spot diagnosis of diabetes management, STDs (Sexually Transmitted Diseases), cardiovascular diseases and substances of abuse, based on the BioLED technology developed by the Molecular Vision’s founders.

“With diagnostics and therapeutics converging in today’s healthcare market, Acrongenomics and Molecular Vision embark on a promising partnership to tackle the tough technical challenges associated with personalized medicine,” said Constantine D. Poulios, president of Acrongenomics Inc. “Through the combined strength of our teams, we will be able to deliver revolutionary POC diagnostics to market and provide sophisticated tools demanded by the global medical community.”

“We look forward to working closely with Acrongenomics to develop a new generation of point-of-care diagnostic devices.” said Donal Bradley co-founder of Molecular Vision Ltd. “This collaboration enables us to progress towards our first products in a timely fashion”

Collaboration Details

The contract signed by both parties, describes the relationship, fields of practice and actions that each party undertakes for the technology’s development through this collaboration. Specific joint projects are to be carried out under a disease-focused technology project agreement describing the milestones and the sharing of values. The parties will share tasks associated with research and development, as well as potential revenues from commercial products resulting from the project.

About POC and Personalized Medicine

Advanced POC technologies are shaping a new era of personalized diagnosis, in which predisposition to a disease is detected at an earlier stage and treatment is tailored to the patient’s individual needs. Personalized medicine encompasses in vitro diagnostics to assess disease risk, identify and characterize disease, monitor patients for disease onset and progression, select therapy and evaluate therapeutic response. The ability offered by BioLED technology to perform accurate and fast diagnosis at first consultation will reduce the need for patients’ repeated visits to hospitals/GP’s, thereby bringing forward the initiation of treatment, freeing up clinical time and lowering treatment costs.

BioLED Technology

Molecular Vision's patented diagnostic chips have the potential to become a de-facto standard for medical testing. They are based on its novel BioLED technology which allows for the development of readily portable POC devices for a broad range of medical applications. They incorporate two powerful technologies: microfluidics and organic semiconductor devices (light emitting diodes and photodetectors).

Conjugated polymer light emitting diodes have been the subject of intense scientific and commercial interest since their discovery at Cambridge University in 1989 by Molecular Vision co-founder Professor Donal Bradley and his colleagues. This early development led Professor Bradley and colleagues to found Cambridge Display Technology, Ltd. (NASDAQ:OLED).

Professor Bradley is the head of the Physics Department at Imperial College London and enjoys an international reputation for his organic semiconductor research. In 2005, he was awarded the prestigious Jan Rajchman Prize by the Society for Information Displays for outstanding scientific and technical research in the field of flat-panel displays. He also received the 2005 European Latsis Prize for Nano-Engineering, awarded by the European Science Foundation, for research on molecular-level control of the performance of organic semi-conducting materials and devices. This year he was a runner-up in the inaugural European Inventor of the Year Awards.

Professor Andrew de Mello -- Molecular Vision’s co-founder -- is a professor of Chemical Nanosciences in the Department of Chemistry at Imperial College. He is a pioneer in the field of microfluidics. In 2002, he was awarded the SAC Silver Medal by the Royal Society of Chemistry for his contribution to the Analytical Sciences.

Dr John de Mello -- Molecular Vision’s co-founder -- is a senior lecturer in nanomaterials in the Department of Chemistry at Imperial College. His primary research interests include organic semiconductors, miniaturized devices for chemical and biological diagnostics, and intelligent synthesis techniques for the controlled production of nanoparticles.

Professor Donal Bradley, Professor Andrew de Mello and Dr John de Mello have joined Acrongenomics’ Scientific Advisory Board.

"The addition of these three noted scientists to our Scientific Advisory Board is a tremendous gain for our company. Their insight will be invaluable in moving forward towards our strategic goals" said Platon Tzouvalis, Acrongenomics’ Vice President & Chief Operating Officer

About Acrongenomics, Inc.

Acrongenomics Inc., is a publicly traded company that focuses on investing and commercializing novel technology platforms concerning the Life Sciences sector. Acrongenomics brings novel and realistic concepts to market by transforming scientific innovations into tangible, consumer-oriented applications. The company has its international headquarters in Geneva, Switzerland.

About Molecular Vision, Ltd.

Molecular Vision is a spin-off company of Imperial Innovations Ltd. The company was founded to meet a clearly defined demand in the medical diagnostics, biosensors and analytical instrumentations markets: the need for miniaturized chemical and biological detectors offering high sensitivity and functionality at low cost. The company has directly addressed this market demand by inventing a novel method for optical detection based on recent advances in organic electronics and light emitting diodes combined with microfluidics technology. The company has mainly focused on applying its technology to the medical diagnostics markets.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.

For further information concerning risks and uncertainties that may affect our future results, please review the disclosures contained in our latest filings with the SEC, including our most recent annual report on Form 10-KSB, and subsequent quarterly reports on Form 10-QSB. Other than as required by federal securities laws, we undertake no obligation to publicly update or revise any of our forward-looking statements, whether as a result of changed circumstances, new information, future events, or for any other reason occurring after the date of this news release.

Contact Info

Acrongenomics Inc.

Angela Vernadaki, Business Development Manager

Phone: +41 22 716 5300

Fax: +41 22 716 5319

E-mail: angela@acrongen.com

Website: www.acrongen.com